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                                                                    Exhibit 99.2

          Just For Feet, Inc. Announces Postponement of $100 Million
                          Subordinated Note Placement

        BIRMINGHAM, ALABAMA, June 23, 1997--Just For Feet, Inc. (Nasdaq: FEET), an Alabama corporation, announced today that it has postponed its previously announced private placement of $100 million of Convertible Subordinated Notes due 2004. The Company stated that Alabama law required it to obtain shareholder approval to issue the debt. The Company anticipates obtaining the required shareholder approval and recommencing the private placement at a later date.

Safe habor statement under the Private Securities Litigation Reform Act of 1995:
The matters discussed in this news release are forward looking statements that involve risks and uncertainties and are not guarantees of future performance.

                  For additional information, please contact:
            Harold Ruttenberg, Chairman and Chief Executive Officer
                       Eric Tyra, Chief Financial Offer
                                 205/408-3000